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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 11, 1999 relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report of International Remote Imaging Systems, Inc. on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ PricewaterhouseCoopers LLP


Los Angeles, California
September 15, 1999